UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

REPUBLIC FIRST BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On May 16, 2023, Republic First Bancorp, Inc. (“Republic” or the “Company”) issued the following statement to the media:

“For more than a year, Republic has engaged in good faith with the Norcross-Braca Group to pursue a compromise that balances the interests of all our stakeholders. In addition to heeding the Group’s requests for a strategic review, we have repeatedly offered it Board representation and substantial expense reimbursement while also objectively considering its investment proposals. The Group’s latest round of false and misleading statements is old news, repetitive and is particularly unproductive given our most recent offer to add its only identified director candidate - Mr. Braca - to Republic’s Board, provide seven-figure expense reimbursement and allow them to nominate an independent director. We have taken these steps to best serve all of Republic’s stakeholders and avoid the expense and distraction of a proxy fight and the litigation initiated by the Group. With respect to the Group’s investment proposals, Republic’s Board concluded that the Bank has adequate capital at this time and does not need to enter into the sort of materially dilutive transaction the Group has proposed.”

Important Additional Information

The Company intends to file a definitive proxy statement and may file a WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with its 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”) and, in connection therewith, the Company, certain of its directors and executive officers will be participants in the solicitation of proxies from the Company’s shareholders in connection with such meeting. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE 2022 ANNUAL MEETING. The Company’s definitive proxy statement for the 2021 annual meeting of shareholders contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Company’s website at http://investors.myrepublicbank.com/ or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 on file with the SEC. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2022 Annual Meeting. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at http://investors.myrepublicbank.com.